VARIABLE ANNUITY DEALER AGREEMENT
                       ---------------------------------

         First Investors Corporation (the "Underwriter") and __________________________________________ (the "Dealer") enter this agreement this ________ day of April, 1997, for the purpose of authorizing the Dealer to offer and sell variable annuity contracts (the "Contracts") issued by First Investors Life Insurance Company and its Separate Account D, (which Separate Account and First Investors Life Insurance Company hereinafter referred to as the "Issuer") through the Underwriter, subject to the following provisions:

          1. The Issuer is engaged in the issuance of the Contracts pursuant to Federal securities laws and the insurance laws of those states in which the Contracts have been qualified for sale. The Contracts are considered securities under the Securities Act of 1933, therefore, distribution of the Contracts is made through the Underwriter, a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc, ("NASD"). The authorization for the offer and sale of the Contracts provided by this agreement is subject to all provisions of the Underwriting Agreement between the Underwriter and the Issuer.

          2. The Dealer certifies that it is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the NASD. The dealer agrees to abide by all rules and regulations of the NASD, including its Rules of Fair Practice, and to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

          3. The Dealer will select persons associated with it who are to be trained and qualified as agents to solicit applications for the Contracts in conformance with applicable state and Federal laws. Agents so trained and qualified will be registered representatives of the Dealer in accordance with the rules of the NASD and agents of the Issuer in accordance with the insurance laws of such jurisdictions as the Issuer may designate. The Dealer will notify the Issuer when one of his agents and registered representatives is fully licensed to sell Contracts. Such agents and registered representatives are to distribute the Contracts only in those jurisdictions in which the Contracts are qualified for sale.

          4. The Dealer and the agent shall enter into an agreement before Contract sales are made in which the agent shall represent that he is or will become a registered representative of the Dealer in connection with the sale of the Contracts, that such activities will be under the supervision and control of the Dealer and that the agent's right to sell the Contracts is subject to his continued compliance with such agreement and the rules and procedures which may be established by the Dealer, Underwriter or the Issuer.

          5. All applications for Contracts shall be made on application forms supplied by the Issuer and all initial payments collected shall be remitted in full together with such application forms, signed by the applicants, directly to the executive office of the Issuer at 95 Wall Street, New York, N.Y. 10005. Checks or money orders in payment thereof shall be drawn to the order of First Investors Life Insurance Company. Payments shall not be considered as received until the application has been accepted by the Issuer, except at the direction and risk of the applicant. After the initial payment has been made and the Contract has been issued, the contractowner or participant shall make all, if any, future payments directly to First Investors Life Insurance Company, 95 Wall Street, New York, N.Y. 10005 or at such other address as it may from time to time designate.

          6. The Dealer will offer and sell the Contracts only in accordance with the terms and conditions of the then-current prospectus applicable to the Contracts and will make no representations not included in the prospectus or in any authorized supplemental material supplied by the Underwriter and the Issuer. The Dealer shall not use or permit the agents to use advertising media with regard to the Contracts and shall not use printed materials other than those supplied or approved by the Underwriter and the Issuer. Additional copies of any prospectus and any printed information issued as supplemental to such prospectus shall be supplied to the Dealer in reasonable quantities upon request.

          7. All applications are subject to acceptance or rejection by the Issuer at its sole discretion. The Issuer will make payment of concessions directly to the Dealer with respect to the sale of Contracts as set forth in Table A attached.

          8. As required by Federal Securities laws and regulations, all sales literature must be first submitted by the Underwriter for prior clearance with the appropriate regulatory authorities. Further, as required by State insurance laws and regulations, all sales literature must be first submitted by the Issuer, for prior clearance with the appropriate regulatory authorities. No sales literature will be used unless both the Issuer and the Underwriter have given it prior approval.

          9. The Dealer's registered representatives will be made to understand that all applications and/or considerations for Contracts are to be transmitted promptly to the Issuer at the appropriate address.

          10. The signing of this agreement does not make it incumbent upon the Issuer to license any particular Dealer's registered representative as a salesman of Contracts. All matters dealing with the licensing of one of the Dealer's registered representatives under any applicable state insurance law shall be a matter handled directly by the Dealer and the registered representative involved; but the Issuer must be furnished proof of licensing before commission payments may be made.

          11. Any notice shall be deemed to have been given if mailed to the Underwriter's address or the Dealer's address as registered from time to time with the National Association of Securities Dealers, Inc. Notice is deemed given to the Issuer if mailed to its executive office address at 95 Wall Street, New York, N.Y.
              10005.

          12. The Dealer understands and agrees that if performing the services covered by this agreement, it is acting in the capacity of an independent contractor and not an agent or employee of either the Underwriter or Issuer and that no party to this agreement shall be liable for any obligation, act or omission of the other.

          13. The Issuer has agreed with the Underwriter to indemnify and hold harmless the Underwriter and the Dealer and each person, if any, who controls the Underwriter or the Dealer, their agents and employees, against any and all loss, liability, claims, damage, and expenses whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue statement of a material fact contained in the prospectus, registration statement, in any sales material prepared by the Issuer or supplied to the Dealer through the Underwriter by the Issuer or in any application filed in any state in order to qualify the same for sale or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          14. The Dealer will indemnify and hold harmless the Issuer or the Underwriter and each person, if any, who controls the Issuer or the Underwriter, their agents, subsidiaries and employees, against any and all loss, liability, claims, damage, and expenses whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue statement or representation made (except as such statements may be made in reliance on the prospectus, registration statement and sales material supplied by the Issuer or the Underwriter), the failure to deliver a currently effective prospectus, or the use of any unauthorized sales literature by the Dealer, and its employees, in connection with the sale of the Contracts.

          15. This agreement may not be assigned except by mutual consent and shall continue for a period of one year and from year to year thereafter, subject to termination by any party upon 60 days prior written notice to the other parties, except that in the event the Dealer shall cease to be a registered broker-dealer or a member of NASD, this agreement shall immediately terminate.

          16. Failure of any party to terminate this agreement for any of the causes set forth in this agreement shall not constitute a waiver of the right to terminate this agreement at a later time for any such causes.

          17. Within a reasonable time after execution of this agreement, the Underwriter reserves the right to draw a report concerning the Dealer from a qualified agency, which report must be to the satisfaction of the Underwriter. In the event that the report proves unsatisfactory, this agreement shall be canceled effective upon receipt by the Dealer of notification to this effect.

          18. This agreement shall be construed in accordance with the laws of the State of New York.


                                            FIRST INVESTORS CORPORATION


                                    By:   _____________________________________



                                          _____________________________________
                                                       Dealer


                                    By:   _____________________________________

                                     TABLE A

                               DEALER CONCESSIONS


         Kind of Policy                                   Dealer Concessions
         --------------                                   ------------------

         Individual Single payment:

Less than $25,000...............................                   %
 $25,000 but less than $50,000..................                   %
 $50,000 but less than $100,000.................                   %
 $100,000 but less than $250,000................                   %
 $250,000 but less than $500,000................                   %
 $500,000 but less than $1,000,000..............                   %
 $1,000,000 and over............................                   %